                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                 May 29, 1998
               ------------------------------------------------
               Date of Report (Date of earliest event reported)


                          MC Liquidating Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

  Washington                      000-26118                 91-1438806
  ----------                     -----------                ----------
(State or other                  (Commission             (I.R.S. Employer
jurisdiction of                  File Number)           Identification No.)
incorporation)


          26899 Northwestern Highway, Suite 120, Southfield, MI 48034
          -----------------------------------------------------------
                   (Address of principal executive offices)

                                (248) 304-1780
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


                          MIDCOM Communications Inc.
                          --------------------------
                                 (Former Name)
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ITEM 5.        OTHER EVENTS.

     The Company's financial and operating report for the month of December 1997 filed with the United States Bankruptcy Court for the Eastern District of Michigan (the "Bankruptcy Court") administering the Company's bankruptcy pursuant to Rule 2015 of the Federal Rules of Bankruptcy is filed as Exhibit
99.1 to this report.

     On May 21, 1998, the Bankruptcy Court approved the sale of certain of the Company's assets used in the Company's teleconferencing customer accounts and related operations to Intercall, Inc. for approximately $400,000 pursuant to the Asset Purchase Agreement dated May 1, 1998 entered into between the two companies. This operation represented revenue of approximately $50,000 on a monthly basis during 1998. Assuming certain closing conditions are satisfied, the closing of such sale is expected to occur in early June. The Company's only remaining assets thereafter are certain microwave equipment with an estimated value of $400,000 and causes of action, including avoidance actions.

     On March 13, 1998, the Official Unsecured Creditors' Committee of the Company (the "Committee") filed with the Bankruptcy Court the plan of liquidation and related disclosure statement to be sent to creditors. The disclosure statement was approved by the Bankruptcy Court on May 20, 1998. The plan of liquidation is subject to confirmation by the Bankruptcy Court at a hearing to be held on July 10, 1998. In general, the plan of liquidation provides for distribution, after confirmation of the plan, of all available cash to creditors (less amounts necessary to fund reserve accounts for disputed claims and anticipated expenses of liquidating any unliquidated assets), first to priority claimants and then as soon as practicable thereafter to unsecured claimants of the Company. All of the Company's unliquidated assets will be administered by a disbursing agent who will be responsible to the Committee and have the rights and duties of a trustee. The disbursing agent will liquidate any unliquidated assets and make additional distributions to creditors from time to time after the initial payment according to priorities established by the plan, until all proceeds of the Company's assets have been distributed. Net proceeds of the Company's assets will not be sufficient to satisfy in full unsecured creditor claims, including sums owed to holders of the Company's Convertible Subordinated Notes due 2003. Nor will such proceeds be sufficient to provide any distribution in liquidation to the holders of shares of the Company's common stock, and the plan provides that the shares will be canceled. The Committee will be the representative of the estate for purposes of pursuing avoidance actions and causes of action.

     A complete copy of the plan of liquidation and related disclosure statement is on file with the Bankruptcy Court and is matter of public record. Persons wishing to obtain copies of the plan may request copies of the same in writing sent to McTevia & Assoc., 18161 East Eight Mile Road, Eastpointe, MI 48021. In accordance with the bankruptcy code, the Committee may amend or modify the plan before or after the confirmation date.

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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

               (c)       Exhibits.
                         99.1      December 1997 Monthly Financial and Operating
Report filed with Bankruptcy Court

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 29, 1998                    MC Liquidating Corporation


                                       By:      /s/ Kevin J. Smith
                                           -----------------------------
                                             Kevin J. Smith, President
                                            and Chief Executive Officer
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

  Exhibit No.                    Description
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
      99.1         Monthly Financial and Operating Report filed with Bankruptcy
                   Court
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